                                                                    Exhibit 3.11

                          CERTIFICATE OF INCORPORATION

                                       OF

                               IPSCO NEW MILL CO.

                                    ARTICLE I

     This corporation is being organized and will exist under Delaware law.

                                   ARTICLE II

     The name of this corporation is IPSCO New Mill Co.

                                   ARTICLE III

     The address of this corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE IV

     The nature of the business of this corporation and the purposes for which it is organized are:

          To engage in any business and in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

                                    ARTICLE V

     5.1 The total number of shares of stock that this corporation shall have authority to issue is 100,000 shares of common stock, each with a par value of one cent ($.01).

     5.2 Shareholders shall have no rights, preemptive or otherwise, to acquire unissued or treasury shares of this corporation, securities convertible into or carrying a right to subscribe for or acquire shares, or stock options.

                                   ARTICLE VI

     The name and mailing address of the incorporator are:

                              Anne Parker
                              P.O. Box 1670
                              Regina, Saskatchewan
                              Canada S4P 3C7

                                   ARTICLE VII

     The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation in the office of the Secretary of State of Delaware. The names and mailing addresses of the persons who are to serve as directors of this corporation until their successors are elected and qualified or until their earlier resignations or removals are:

             Name             Mailing Address
     -------------------   --------------------
     Roger Phillips        P.O. Box 1670
                           Regina, Saskatchewan
                           Canada S4P 3C7

     Charles Backman       P.O. Box 1670
                           Regina, Saskatchewan
                           Canada S4P 3C7

     Mario Dalla-Vicenza   P.O. Box 1670
                           Regina, Saskatchewan
                           Canada S4P 3C7

     Robert Rzonca         P.O. Box 1670
                           Regina, Saskatchewan
                           Canada S4P 3C7

     Edwin Tiefenbach      P.O. Box 1670
                           Regina, Saskatchewan
                           Canada S4P 3C7

                                  ARTICLE VIII

     8.1 The number of directors of this corporation shall be fixed from time to time in the manner provided in the bylaws and may be increased or decreased from time to time in the manner provided in the bylaws.

     8.2 Election of directors need not be by written ballot, except and to the extent provided in the bylaws of this corporation.

     8.3 Cumulative voting shall not be permitted in the election of directors.

     8.4 A quorum of the board of directors for the transaction of business shall not consist of less than a majority of the total number of directors, except as may be provided in the bylaws with respect to filling vacancies.

                                   ARTICLE IX

     The board of directors of this corporation is authorized to adopt, alter or repeal the bylaws of this corporation, but such authorization shall not divest the stockholders of the power, nor limit their power, to adopt, alter or repeal bylaws.

                                    ARTICLE X

     This corporation shall, to the fullest extent permitted by Delaware law in effect from time to time, indemnify any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that such person is or was a director or officer of this corporation, or, while serving as a director or officer of this corporation, such person is or was serving at the request of this corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association or other entity. Expenses (including attorneys' fees) incurred in defending an action, suit or proceeding may be paid by this corporation in advance of the final disposition of such action, suit or proceeding to the full extent and under the circumstances permitted by Delaware law. This corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of this corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not this corporation would have the power to indemnify against such liability under the provisions of this Article X. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this Certificate of Incorporation, any bylaw, agreement, vote of stockholders or interested directors, statute or otherwise, and shall inure to the benefit of their heirs, executors, administrators and personal representatives. The provisions of this Article X shall not be deemed to preclude this corporation from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the stockholders may determine in a specific instance or by resolution of general application.

                                   ARTICLE XI

     This corporation shall have authority, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law, or by any other applicable law, to enter into any contract or transaction with one or more of its directors or officers, or with any corporation, partnership, joint venture, trust, association or other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction.

                                   ARTICLE XII

     The personal liability of each director of this corporation to this corporation or its stockholders for breach of fiduciary duty as a director is hereby eliminated and limited to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may hereafter be amended and supplemented from time to time.

                                  ARTICLE XIII

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     Executed this 17th day of December, 1993.


                                          /s/ Anne Parker
                                          --------------------------------------
                                          Anne Parker, Incorporator

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF
                               IPSCO NEW MILL CO.

     IPSCO New Mi1l Co., a Delaware corporation, hereby certifies as follows:

     FIRST: That the Board of Directors of such corporation has, by unanimous written consent filed with the minutes of the Board, as permitted by Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolutions:

     BE IT RESOLVED, that Article II of the Certificate of Incorporation of IPSCO New Mill Co. (the "Corporation") be amended to read as follows:

          "The name of the corporation is IPSCO Steel Inc."

     SECOND: That the stockholders of the corporation, IPSCO Enterprises Inc., by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, has approved such amendments.

     THIRD: That the aforesaid amendments were fully adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, IPSCO New Mill Co. has caused this certificate to be signed by Roger Phillips, its Chief Executive Officer, and attested to by John W. Comrie, its Secretary, the 27th day of July, 1994.

                                          IPSCO NEW MILL CO.


                                          By /s/ Roger Phillips
                                             -----------------------------------
                                             Roger Phillips
                                             Chief Executive Officer

ATTEST:


By /s/ John W. Comrie
   --------------------------------
   John W. Comrie, Secretary